OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ZIX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ZIX CORPORATION
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, May 25, 2005

       We will hold this year’s annual stockholders’ meeting on Wednesday, May 25, 2005, at 9:00 a.m. (registration to begin at 8:30 a.m.), Central Time. We will hold the meeting at the Cityplace Conference Center, Lone Star Room, 2711 North Haskell Avenue, Second Floor, Dallas, Texas 75204. At the meeting, we will ask you to consider and vote on the following proposals:

•	a proposal to elect Michael E. Keane, James S. Marston, John A. Ryan, Antonio R. Sanchez III, Richard D. Spurr and Dr. Ben G. Streetman as members of our Board of Directors;

•	a proposal to approve the adoption of the Zix Corporation 2005 Stock Compensation Plan; and

•	a proposal to increase the number of shares of our common stock available for grant under the Zix Corporation 2004 Stock Option Plan from 2,000,000 to 3,200,000 shares.
      We will also discuss and take action on any other business that is properly brought before the meeting or any adjournment thereof. If you were a stockholder at the close of business on March 31, 2005, you are entitled to notice of, and to vote at, the meeting or any adjournment thereof. The stock transfer books will not be closed.
      We would like you to attend the meeting, but understand that you may not be able to do so. For your convenience, and to ensure that your shares are represented and voted according to your wishes, we have enclosed a proxy card for you to use. Please vote, sign and date the proxy card and return it to us as soon as possible. We have provided you with a postage-paid envelope to return your proxy card. If you attend the meeting, you may revoke your proxy and vote in person. We look forward to hearing from you.

By Order of the Board of Directors,

Ronald A. Woessner
Senior Vice President, General Counsel & Secretary
Dallas, Texas
April 15, 2005
YOUR VOTE IS IMPORTANT.
Please vote early even if you plan to attend the annual meeting.

QUESTIONS AND ANSWERS
Why did I receive this proxy statement?
      On or about April 15, 2005, we will begin mailing this proxy statement and accompanying proxy card to everyone who was a holder of our shares of common stock at the close of business on March 31, 2005. We prepare a proxy statement each year to let our stockholders know when and where we will hold our annual stockholders’ meeting. This proxy statement:

•	includes information about the matters that will be discussed and voted on at the meeting, and

•	provides you with updated information about our company.
I may have received more than one proxy statement. Why?
      If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you received.
What will occur at the annual meeting?
      First, we will determine whether enough stockholders are present at the meeting to conduct business. A stockholder will be deemed to be “present” at the meeting if the stockholder:

•	is present in person, or

•	is not present in person but has voted by proxy card prior to the meeting.
      All common stockholders of record at the close of business on March 31, 2005, the record date, will be entitled to vote on matters presented at the meeting or any adjournment thereof. As of the record date, there were 32,327,613 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on all matters brought before the meeting or any adjournment or postponement thereof. Our common stock stockholders are entitled to cast an aggregate of 32,327,613 votes at the meeting. The holders of a majority, or 16,163,807, of the shares of our common stock who are entitled to vote at the meeting must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice. If holders of fewer than 16,163,807 shares are present at the meeting, we will adjourn or reschedule the meeting.
      After each proposal has been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting. Our transfer agent, Computershare Investor Services, LLC, will count the votes and act as inspector of election.
      A representative of Deloitte & Touche LLP (we refer to it as “Deloitte”), our independent auditors, is expected to be present at the annual meeting and will be afforded an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.
      If enough stockholders are present at the meeting to conduct business, then we will vote on the proposals outlined in this proxy statement and any other business that is properly brought before the meeting and any adjournments thereof.
      We know of no other matters that will be presented for consideration at the annual meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of Zix Corporation and our stockholders.
How many votes are necessary to elect the nominees for director?
      At the close of business on March 31, 2005, the record date, there were 32,327,613 common stock shares issued and outstanding. The six nominees receiving the highest number of “for” votes will be elected as directors. This number is called a “plurality.”

      Votes that are withheld from any director nominee will be counted in determining whether a quorum has been reached but will not affect the outcome of the vote. Assuming a quorum is present, the affirmative vote of a “plurality” of the shares of common stock voted and entitled to vote for the election of directors is required for the election of directors. Votes may be cast in favor of, or withheld from, a director nominee.
      In the election of directors, stockholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement.
How many votes are necessary to approve the adoption of the Zix Corporation 2005 Stock Compensation Plan and the amendment to the Zix Corporation 2004 Stock Option Plan?
      The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the proposed Zix Corporation 2005 Stock Compensation Plan and amendment to the Zix Corporation 2004 Stock Option Plan. The same vote is generally required for action on any other matters that properly come before the meeting.
What if a nominee is unwilling or unable to stand for election?
      Each of the persons nominated for election to our Board of Directors has agreed to stand for election. However, should any nominee become unable or unwilling to accept nomination or election, no person will be substituted in his stead. The Board of Directors, in accordance with our Restated Bylaws, will by resolution reduce the number of members of our Board accordingly. Our Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and to the knowledge of the Board, each of the nominees intends to serve the entire term for which election is sought.
How do I vote if I am not planning to attend the annual meeting?
      In addition to voting in person at the meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed postage-paid envelope.
      Please understand that voting by any means other than voting in person at the meeting has the effect of appointing Richard D. Spurr, our Chief Executive Officer, President and Chief Operating Officer, and Bradley C. Almond, our Vice President of Finance and Administration, Chief Financial Officer and Treasurer, as your proxies. They will be required to vote on the proposals described in this proxy statement exactly as you have voted. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Messrs. Spurr and Almond will be authorized to use their discretion to vote on such issues on your behalf.
      We encourage you to vote now even if you plan to attend the annual meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.
What if I want to change my vote?
      Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly, and where no specific direction is given on a properly executed proxy card, it will be voted FOR adoption of the proposals set forth in this proxy statement. The proxy holders will have discretion to vote on any matter properly proposed to come before the meeting that was not brought to our attention by February 9, 2005.
      You may revoke your vote on a proposal at any time before the annual meeting for any reason. To revoke your proxy before the meeting, write to our Secretary, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. You may also come to the meeting and change your vote in writing.
How do I raise an issue for discussion or vote at the annual meeting?
      If you would like to submit a proposal to be included in next year’s proxy statement, you must submit your proposal in writing so that we receive it no later than December 16, 2005. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the Securities and Exchange Commission (we refer to it as the “SEC”). Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy materials under certain circumstances. To avoid unnecessary expenditures of time and money, you are urged to review this rule and, if questions arise, consult legal counsel prior to submitting a proposal to us. Proposals should be directed to our Secretary, Ronald A. Woessner, at our principal executive offices at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.
What if my shares are in a brokerage account and I do not vote?
      If your shares are in a brokerage account and you do not vote, your brokerage firm could:

•	vote your shares, if it is permitted by the Marketplace Rules of The Nasdaq Stock Market (“Nasdaq”), or

•	leave your shares unvoted.
      Under applicable rules, brokers who hold shares in street name have the authority to vote in favor of the election of the directors if they do not receive contrary voting instructions from beneficial owners. Brokers who hold shares in street name do not have the authority to vote in favor of the Zix Corporation 2005 Stock Compensation Plan and the amendment to the Zix Corporation 2004 Stock Option Plan. Under applicable law, if a broker has not received voting instructions with respect to certain shares and gives a proxy for those shares, but does not vote the shares on a particular matter, those shares will not affect the outcome of the vote with respect to that matter. Such broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Thus, a broker non-vote will not affect the outcome of the voting on any of the proposals being considered at the meeting.
How are abstentions treated?
      Any stockholder that is present at the meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention will not be counted as an affirmative or negative vote in the election of the directors. With respect to all other matters, an abstention would have the same effect as a vote against the proposal. Our stockholders have no appraisal rights under Texas law with respect to the proposals specified in the Notice. If you sign your proxy card but do not specify how you want to vote on a proposal, then your shares will be voted FOR that proposal.
Who is making this solicitation of proxies, how much will this solicitation cost, and who will pay for it?
      This solicitation of proxies is made by our Board of Directors. We will bear the cost of solicitation of proxies, including the cost of preparing, printing and mailing proxy materials, and the cost of reimbursing brokers for forwarding proxy solicitation materials to their principals. We have engaged Georgeson Shareholder to assist in the solicitation of proxy materials from stockholders at a fee of approximately $6,000 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without extra compensation by our officers and employees by telephone or otherwise. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of shares of our common stock, and we may reimburse them for reasonable out-of-pocket expenses incurred by them.
Where can I find the voting results of the annual meeting?
      We will announce the voting results at the meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of 2005 ending on June 30, 2005. We will file that report with the SEC by August 9, 2005, and you can get a copy by contacting either our Investor Relations office at (214) 515-7357 or the SEC at (800) SEC-0330 or www.sec.gov.

MORE ABOUT THE PROPOSALS
Proposal 1
ELECTION OF DIRECTORS
      We will vote on the election of six members of our Board of Directors at the annual meeting of stockholders. Each director serves until the next annual meeting of stockholders and until the director’s successor is duly elected and qualified, unless earlier removed in accordance with our Restated Bylaws. Officers serve at the discretion of our Board of Directors.
      The nominees for election to our Board are Michael E. Keane, James S. Marston, John A. Ryan, Antonio R. Sanchez III, Richard D. Spurr and Dr. Ben G. Streetman.

Name(1)	Principal Occupation	Director Since

Michael E. Keane	Senior Vice President and Chief Financial Officer, UNOVA, Inc.	1997
James S. Marston	Private Investor	1991
John A. Ryan	Chairman, Zix Corporation	2001
Antonio R. Sanchez III	Executive Vice President, Sanchez Oil & Gas Corporation	2003
Richard D. Spurr	Chief Executive Officer, President and Chief Operating Officer, Zix Corporation	—
Dr. Ben G. Streetman	Dean, College of Engineering at The University of Texas at Austin	1998

(1)	For biographical and other information regarding the nominees for director, please see “Who are our directors, director nominees, executive officers and significant employees?” below.
      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.
Proposal 2
ADOPTION OF ZIX CORPORATION 2005 STOCK COMPENSATION PLAN
      On March 1, 2005, our Board of Directors adopted the Zix Corporation 2005 Stock Compensation Plan (we refer to it as the “2005 Plan”), subject to approval by our stockholders. Our Board believes that the adoption of the 2005 Plan will advance the interest of our company and its stockholders by enabling us to attract and retain personnel of high caliber by offering stock-based compensation incentives. The 2005 Plan will provide all employees a sense of proprietorship through stock ownership, thus closely aligning their interests with those of our stockholders. The 2005 Plan will become effective upon approval by our stockholders and will expire ten years from such effective date, unless terminated earlier. Following such approval, we will file a registration statement on Form S-8 to register the 500,000 shares of our common stock that are issuable under the 2005 Plan.
      A copy of the 2005 Plan is attached to this proxy statement as APPENDIX A. The following summary of certain provisions of the 2005 Plan is qualified in its entirety by reference to the full text of the 2005 Plan.

Administration
      The 2005 Plan will be administered by a committee consisting of at least two directors or the entire Board of Directors (the “committee”). Initially, the Compensation Committee of our Board will function as the committee and administer the 2005 Plan. The committee will be authorized to grant awards in the form of stock grants and restricted stock and to determine the terms and conditions relating to such grants. The committee has complete authority to construe, interpret and administer the provisions of the 2005 Plan and the provisions of the agreements governing shares of stock granted thereunder. The committee will have the authority to prescribe, amend and rescind rules and regulations pertaining to the 2005 Plan and to make all other determinations necessary or deemed advisable in the administration of the 2005 Plan. The determinations and interpretations made by the committee are final and conclusive.

Eligibility
      Eligibility to participate in the 2005 Plan is limited to our and our subsidiaries’ employees, former employees, officers (including officers that are directors) and non-employee consultants and advisors, as selected by the committee. We estimate that the number of persons who will be eligible to participate in the 2005 Plan is approximately 300.

Number of Shares Subject to the 2005 Plan
      Subject to adjustment as described below, the maximum number of shares of our common stock for which stock awards may be granted under the 2005 Plan is 500,000 shares. In the event of a stock split, stock dividend or combination of shares or other similar change affecting our common stock, a proportionate or equitable adjustment will be made in the number or kind of shares available for grants, and the committee has the authority to make appropriate adjustments to the number of shares under outstanding grants and, if applicable, the exercise price under outstanding grants made before the event in question.

Type of Awards Under the 2005 Plan
      Grants in Lieu of Salaries, Consulting Fees, Bonuses, Commissions and Severance Payments
      The committee may grant stock awards under the 2005 Plan for the purpose of paying salaries, consulting fees, bonuses, commission compensation, or severance payments to persons eligible to participate in the 2005 Plan. If used for these purposes, a number of shares of our common stock having a fair market value equal to the salary, consulting fee, bonus, commission, or severance compensation payable to the participant for the relevant period or situation, would be granted to the participant. The committee may also, in its discretion, determine to grant an additional number of shares of common stock to mitigate the market risk a participant would be subject to as a result of receiving payment in the form of stock rather than cash and to cover brokerage commissions and other incidental expenses that might be incurred by participants in connection with the sale of the common stock.
      The shares granted would be deposited in a brokerage account in the name of the participant. The participant would control the decision of whether or not to sell the shares and the timing of such sales, and the participant would be obligated to promptly pay to us all medical premiums, insurance premiums, 401(k) contributions, taxes, and other amounts that would customarily be deducted from the cash salary, consulting fee, bonus, commission or severance compensation payable to the participant.
      A participant that receives shares of common stock as a stock grant generally will recognize ordinary income equal to the fair market value of the shares on the date of delivery of the shares to the participant. Upon the sale of these shares, any gain or loss, based on the difference between the sale price and the fair market value on the date of delivery, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the date of delivery of the shares, except to the extent such deduction is limited by applicable provisions of the U.S. Internal Revenue Code (“Code”).
      Restricted Stock Awards
      The committee may grant restricted stock awards under the 2005 Plan in the form of a grant of shares of restricted stock for which the only consideration typically furnished by the participant is services to us. The committee, in its discretion, may establish the terms and conditions applicable to the restricted stock, including vesting conditions based on such service or performance criteria as the committee deems appropriate, restrictions on transferability, forfeiture provisions, voting rights and rights to receive dividends, and vesting upon our dissolution or liquidation or upon the sale of substantially all of our assets, or a merger or other consolidation of us. Subject to appropriate adjustment in the event of any change in our capital structure, no employee may be granted restricted stock awards in any fiscal year representing more than two hundred thousand (200,000) shares of common stock on which the restrictions are based on performance criteria.
      A participant that receives a restricted stock award generally will recognize ordinary income equal to the fair market value of the shares less the consideration paid for the shares, if any, at the later of (i) the date the participant acquires the shares or (ii) the “determination date,” if applicable. The “determination date” is applicable if the restricted stock shares are subject to a substantial risk of forfeiture (as would be the case where the participant would forfeit the shares to us if the participant’s employment terminates prior to the occurrence of specified events) and the restricted stock shares are subject to transfer restrictions. The determination date would be the earlier of (i) the date on which the shares are no longer subject to a substantial risk of forfeiture or (ii) the date on which the shares become transferable. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired.

Other Provisions of Awards and Individual Award Agreements
      For each manner of award, and each individual agreement granting an award, the committee shall determine, in its discretion, whether or not, and to what extent, the participant’s receipt of stock under the 2005 Plan may or shall be deferred; the impact of the termination of the participant’s employment on any award (including variations, if any, based on the reason for such termination); the voting rights of any stock delivered thereunder; the transferability of any stock by any participant; and whether or not dividend equivalents will be paid with respect to any shares of common stock subject to an award that have not actually been issued under the award.

Treatment of Awards Upon a Corporate Event
      If the Company is dissolved or liquidated, or if substantially all of its assets are sold (or there is a merger or consolidation) and the acquiring or surviving entity does not substitute equivalent awards for the awards then outstanding, each award granted under the 2005 Plan will be treated as provided in the agreement applicable thereto, which may provide that a restricted stock award granted under the 2005 Plan will become fully vested and all restrictions pertaining to it will lapse.

Amendment and Termination
      Our Board of Directors may amend, abandon, suspend or terminate the 2005 Plan or any portion thereof at any time. No amendment shall, however, be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. No grants may be granted under the 2005 Plan after May 25, 2015.

Summary
      Our Board of Directors believes that the 2005 Plan is in the best interest of Zix Corporation and its stockholders and is necessary to enable us to attract and retain highly qualified personnel. The affirmative vote of a majority of the shares of our common stock present in person or by proxy at the annual meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the 2005 Plan.
      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PROPOSED ZIX CORPORATION 2005 STOCK COMPENSATION PLAN.

Proposal 3
AMENDMENT TO ZIX CORPORATION 2004 STOCK OPTION PLAN
      We have adopted an amendment to our 2004 Stock Option Plan (we refer to it as the “2004 Plan”), subject to approval by our stockholders. The amendment increases the maximum number of shares of our common stock with respect to which options may be granted under the 2004 Plan from 2,000,000 to 3,200,000. As of February 25, 2005, the aggregate market value of the shares covered by the amendment was $3,168,000. Following approval of the 2004 Plan, we will file a registration statement on Form S-8 to register the additional 1,200,000 shares of our common stock that are issuable under the 2004 Plan.
      A copy of the 2004 Plan, as amended and restated after giving effect to this amendment, is attached to this proxy statement as APPENDIX B. From inception of the 2004 Plan through February 25, 2005, (i) all current executive officers, as a group, were granted 775,000 options; (ii) all current directors who are not executive officers were not eligible to receive options and (iii) all employees, including all current officers who are not executive officers, as a group, were granted 1,191,220 options under the 2004 Plan. No option grants have been made under the 2004 Plan out of the 1,200,000 additional shares reserved under the 2004 Plan that stockholders are being asked to approve. The number of option grants to be made in the future to the foregoing individuals or groups of individuals, and the prices at which such grants will be made, are not determinable. The following summary of certain provisions of the 2004 Plan, giving effect to this amendment, is qualified in its entirety by reference to the full text of the 2004 Plan.

Summary
      Our Board of Directors believes that the proposed amendment to the 2004 Plan is in the best interest of Zix Corporation and its stockholders and is necessary to enable us to attract and retain highly qualified personnel. The affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, if a quorum is present, is required to approve the adoption of the proposed amendment to the 2004 Plan.

Administration
      The 2004 Plan is administered by our Board of Directors or a committee consisting of at least two directors (either, the “committee”). Currently, the Compensation Committee of our Board functions as the committee and administers the 2004 Plan. The committee is authorized to grant awards in the form of stock options and to determine the terms and conditions relating to such options. The committee has complete authority to construe, interpret and administer the provisions of the 2004 Plan and the provisions of the agreements governing options granted thereunder. The committee has the authority to prescribe, amend and rescind rules and regulations pertaining to the 2004 Plan and to make all other determinations necessary or deemed advisable in the administration of the 2004 Plan. The determinations and interpretations made by the committee are final and conclusive.

Eligibility
      Eligibility to participate in the 2004 Plan is limited to our and our subsidiaries’ employees and non-employee consultants and advisors, as selected by the committee. No participant in the 2004 Plan may be granted stock options for more than 850,000 shares of our common stock in the aggregate during the term of the 2004 Plan. As of February 25, 2005, approximately 252 persons were eligible to participate in the 2004 Plan.

Number of Shares Subject to the 2004 Plan
      Subject to adjustment as described below, the maximum number of shares of our common stock for which options may be granted under the 2004 Plan is 3,200,000 shares. In the event of a stock split, stock dividend or other relevant change affecting our common stock, the committee has the authority to make appropriate adjustments to the number of shares available for grants and to the number of shares under outstanding grants and, if applicable, the exercise price under outstanding grants made before the event in question.

Type of Awards Under the 2004 Plan
      The committee may grant options under the 2004 Plan to purchase shares of our common stock. The maximum number of shares of our common stock for which stock options may be granted under the 2004 Plan is 3,200,000 shares. As of March 31, 2005, there were 73,420 shares available for option grants under the 2004 Plan. The committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, the exercise price per share of stock subject to the option and other applicable conditions. The committee may grant either “nonqualified stock options” (we refer to these as “NQSOs”) or “incentive stock options” (we refer to these as “ISOs”) pursuant to Section 422 of the Internal Revenue Code, as amended, or both. The exercise price of ISOs may not be less than the fair market value of our common stock on the date of grant (and not less than 110% of the fair market value in the case of options granted to an optionee owning 10% or more of our outstanding common stock). The exercise price for NQSOs may not be less than 100% of the fair market value of our common stock on the date of grant. The exercise price may, at the discretion of the committee, be paid in cash, shares of our common stock or a combination thereof.
      We may make financing available to the optionee on such terms as the committee shall specify. The effect of an optionee’s termination of employment by reason of death, retirement, disability or otherwise and other conditions that will apply to the exercise of the option will be specified in the option agreement evidencing the grant of the option. ISOs granted to an optionee who owns 10% or more of our outstanding common stock may not be exercisable more than five years after the date of grant (or such other time period as the Internal Revenue Code may require). ISOs may not be exercisable more than ten years after the date of grant, and NQSOs may not be exercisable more than ten years after the date of grant.

Amendment and Termination
      Our Board of Directors may amend, abandon, suspend or terminate the 2004 Plan or any portion thereof at any time. No amendment shall, however, be made without stockholder approval if such approval is required to comply with any tax or regulatory requirement. No options may be granted under the 2004 Plan after May 6, 2014.

Change in Control
      In order to preserve the rights of participants in the event of a change in control of Zix Corporation, the committee in its discretion may, at the time a grant is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of an option, (ii) provide for the purchase of the option upon the participant’s request for an amount of cash or other property that could have been received upon the exercise or realization of the option had the option been currently exercisable or payable, (iii) adjust the terms of the option in a manner determined by the committee to reflect the change in control, (iv) cause an option to be assumed, or new rights substituted therefor, by another entity or (v) make such other provisions as the committee may consider equitable and in the best interest of Zix Corporation.

Federal Income Tax Consequences
      Under current United States (“U.S.”) federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to stock option awards under the 2004 Plan:
      An employee receiving NQSOs will not realize any taxable income, and we will not be entitled to any federal income tax deduction, at the time the NQSO is granted. At the time the NQSO is exercised, however, the employee generally will realize ordinary income in an amount equal to the excess of the fair market value of our common stock on the date of exercise over the option price paid, and we will generally be entitled to a corresponding federal income tax deduction. Upon the sale of our common stock acquired upon exercise of a NQSO, the employee generally will recognize capital gain or loss.
      Any employee receiving ISOs generally will not realize taxable income, and we will not be entitled to a federal income tax deduction, at the time an ISO is granted or at the time the ISO is exercised. However, there may be certain alternative minimum tax consequences to the employee resulting from the exercise of an ISO. Upon a sale of our common stock acquired upon exercise of an ISO, the employee generally will realize a capital gain or capital loss, and we will receive no deduction, so long as the sale does not occur within two years of the date of the grant of the ISO or within one year from the date the shares were transferred to the employee upon the exercise of the ISO. If a sale does occur within two years of the date of grant or one year of the transfer date, however, part or all of the income recognized by the employee may be treated as ordinary income. Under such circumstances, we could be entitled to a federal income tax deduction equal to the ordinary income recognized by the employee.
      OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE ZIX CORPORATION 2004 STOCK OPTION PLAN.
OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION
Who are our directors, director nominees, executive officers and significant employees?
      The following table sets forth, as of February 25, 2005, the names of our directors, director nominees, executive officers and other significant employees and their respective ages and positions:

Name	Age	Position

Bradley C. Almond	38	Vice President, Finance and Administration, Chief Financial Officer and Treasurer
Michael E. Keane(1)(2)(3)	49	Director
James S. Marston(1)(2)(3)	71	Director
Russell J. Morgan	45	Vice President, Client Services
David J. Robertson	46	Vice President, Engineering
John A. Ryan	48	Director and Chairman
Antonio R. Sanchez III	30	Director
Richard D. Spurr	51	Chief Executive Officer, President and Chief Operating Officer
Dr. Ben G. Streetman(1)(2)(3)	65	Director
Ronald A. Woessner	47	Senior Vice President, General Counsel and Secretary

(1)	Member of the Audit Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Compensation Committee.
      Bradley C. Almond joined our company in November 2003 and has served as Vice President of Finance and Administration, Chief Financial Officer and Treasurer since April 2004. Mr. Almond previously served as Vice President, Investor Relations and Mergers and Acquisitions from November 2003 through March 2004. From April 1998 to November 2003, Mr. Almond worked at Entrust, Inc., where he held a variety of management positions, including President Entrust Japan (in Tokyo, Japan), General Manager Entrust Asia and Latin America, Vice President of Finance and Vice President of Sales and Customer Operations. Prior to April 1998, Mr. Almond was employed by Nortel Networks Corporation in their Dallas, Texas and then Paris, France offices in various finance and operations roles, including Product Line Controller. Prior to Nortel, Mr. Almond was employed by KPMG Peat Marwick. Mr. Almond received his Certified Public Accountant certification in 1993.

      Michael E. Keane was elected to our Board in November 1997. Mr. Keane has been Senior Vice President and Chief Financial Officer of UNOVA, Inc. since November 1997. UNOVA, Inc. comprises the former industrial technology businesses spun off from Western Atlas, Inc. in October 1997, where Mr. Keane was also Senior Vice President and Chief Financial Officer from October 1996 until October 1997 and Vice President and Treasurer from March 1994 until October 1996. From June 1981 until March 1994, he held various management positions with Litton Industries, Inc. Prior to June 1981, Mr. Keane was employed in the Chicago office of PriceWaterhouse. He received his Certified Public Accountant certification in 1977.
      James S. Marston was elected to our Board in September 1991. From September 1987 through February 1998, Mr. Marston served as a Senior, or Executive, Vice President and the Chief Information Officer of APL Limited, a U.S.-based intermodal shipping company. Between 1986 and 1987, Mr. Marston served as President of AMR Technical Training Division, AMR Corporation. From 1982 until 1986, he was Vice President of Data Processing and Communications for American Airlines, in which position he was in charge of the Sabre reservations system and related technologies.
      Russell J. Morgan joined our company in September 2002 and has served as Vice President, Client Services since joining us. From February 1997 until August 2002, he worked at Entrust, Inc. where he held a variety of senior management positions, including director, professional services and senior director, Entrust.net. At Entrust, Mr. Morgan was responsible for founding and building the Professional Services organization and building and operating a WebTrust certified secure data center for issuing digital certificates to business customers. Prior to February 1997, Mr. Morgan held a number of key management positions at Lockheed Martin, where he specialized in secure messaging and military command and control systems. Mr. Morgan is a professional engineer with over 20 years experience in delivering customer-focused technology solutions.
      David J. Robertson joined our company in March 2002 and has served as Vice President, Engineering since joining us. Mr. Robertson has over 20 years of experience in the telecommunications and Internet industries, with specific expertise in network architecture, security and protocols, PBX and Key System design in circuit and packet environments and broadband and cellular access systems. He has also worked extensively in product areas involving 802.11, DECT and other unlicensed wireless access standards. Mr. Robertson has contributed to the early stages of Telecommunications Standards’ definition for the Unlicensed Wireless Industry in the U.S. and Canada and to the finalization of the ADSI standard for enhanced telecommunications carrier service deployment. He participated in pioneering efforts toward end-to-end voice quality standards for Quality of Service in many wireline and wireless domains. He is a member of multiple company advisory boards and serves with the City of Richardson Chamber of Commerce.
      John A. Ryan joined our company in November 2001 and has served as director and Chairman of our Board since joining us. Mr. Ryan previously served as our President, which position was assumed by Mr. Spurr when he joined our company in January 2004. He also served as our Chief Executive Officer from November 2001 until February 2005, at which time Mr. Spurr was appointed the acting role. From January 1997 through January 2001, he served as President, Chief Executive Officer and director of Entrust, Inc., a company for which he led the private placement in 1996 and took public in August 1998. Prior to that, Mr. Ryan held a number of senior management positions in general management, marketing and sales, and finance with Nortel Networks, with his most recent position being Vice President and General Manager of Nortel’s global multimedia and Internet projects unit. Before joining Nortel, Mr. Ryan worked for Deloitte & Touche LLP and was awarded his Canadian Chartered Accountant designation in 1981. He has also served as an advisory board member to Scopus Technologies. Prior to joining our company, Mr. Ryan formed ARM Technologies, a privately-held Internet consulting and services company, in February 2001. He is on the Board of Trustees for the Hart eCenter at Southern Methodist University.
      Antonio R. Sanchez III was elected to our Board in May 2003 and is enrolled in the Master of Business Administration Program at Harvard University. Since October 2001, he has been Executive Vice President of Sanchez Oil & Gas Corporation. He is a 1997 graduate of Georgetown University, where he received a Bachelor of Science Degree in Business Administration with a concentration on Accounting and Finance and a minor in Economics. From 1997 through 1999, he was employed as an analyst in the mergers and acquisitions group in the New York City office of JP Morgan. From 1999 through 2001, he worked at our company in a variety of positions, including sales and marketing, product development and investor relations. He is currently involved in the day-to-day operations of Sanchez Oil & Gas.
      Richard D. Spurr joined our company in January 2004 and has served as Chief Executive Officer since March 2005 and as President and Chief Operating Officer since joining us. Mr. Spurr brings 30 years of global IT experience in building sales, marketing, service and operations in both corporate and fast-growing environments, most recently as Senior Vice President, Worldwide Sales, Marketing and Business Development for Securify, Inc. beginning March 2003. From 1974 until 1990, Mr. Spurr worked for IBM where, as Regional Manager, he was responsible for over 1,000 employees, and as Group Director in Tokyo, for a $1.2 billion business throughout the Asia Pacific Region. Mr. Spurr then took two start-ups, SEER Technologies, Inc. and Entrust, Inc., from early stages through IPOs and beyond. Under his leadership, both companies increased revenue over eight-fold in three years, with Entrust, Inc.’s revenue topping $148 million a year.
      Dr. Ben G. Streetman was elected to our Board in July 1998. Dr. Streetman is Dean of the College of Engineering at The University of Texas at Austin and holds the Dula D. Cockrell Centennial Chair in Engineering. He is a Professor of Electrical and Computer Engineering and was the founding director of the Microelectronics Research Center, The University of Texas at Austin, from 1984 until 1996. Dr. Streetman also serves as a director of National Instruments Corporation.
      Ronald A. Woessner joined our company in April 1992 as General Counsel and has served as Secretary since March 1993 and as Senior Vice President since May 2000. He was previously a corporate and securities attorney with the Dallas-based law firm of Johnson & Gibbs, P.C., where he specialized in public and private equity and debt financings, mergers and acquisitions, and leveraged buy-outs.
How much stock do our principal stockholders, directors, director nominees and executive officers own?
      Set forth below is information as of February 25, 2005 concerning:

•	each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	the shareholdings of each of our directors, director nominees and named executive officers with respect to our common stock; and

•	the shareholdings of all directors and executive officers as a group with respect to our common stock.

Common Stock Security Ownership of Certain
Beneficial Owners and Management Table

	Amount and Nature
	of Beneficial Ownership(1)(2)

	Number of	Percentage of Total
	Common Stock Shares	Common Stock Shares
Beneficial Owner	Beneficially Owned	Outstanding(3)

Bradley C. Almond(4)	67,533	*
George W. Haywood(5)	4,392,703	13.51%
c/o Cronin & Vris, LLP 380 Madison Avenue, 24th Floor New York, New York 10017
Michael E. Keane(6)	251,348	*
James S. Marston(6)	258,848	*
David J. Robertson(6)	154,688	*
John A. Ryan(7)	1,485,309	4.44%
Antonio R. Sanchez, Jr.(8)	2,520,896	7.77%
Post Office Box 2986 Laredo, Texas 78044
Antonio R. Sanchez III(9)	438,132	1.35%
Richard D. Spurr(6)	324,621	1.00%
Dr. Ben G. Streetman(6)	201,067	*
Ronald A. Woessner(10)	46,942	*
All directors and executive officers as a group (10 persons)(11)	3,261,927	9.36%

*	Denotes ownership of less than 1%.

(1)	Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, each stockholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.

(2)	Unless otherwise noted, the address for each beneficial owner is c/o Zix Corporation, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.

(3)	Percentages are based on the total number of shares of our common stock outstanding at February 25, 2005, which was 32,319,920. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of February 25, 2005 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(4)	Includes 66,667 shares that Mr. Almond has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 25, 2005.

(5)	As reported in Mr. Haywood’s most recent Schedule 13G/ A, filed February 14, 2005. Includes (i) 41,500 shares that are owned by family members of Mr. Haywood, (ii) 115,000 shares owned jointly by Mr. Haywood and a family member and (iii) 199,556 shares of common stock currently issuable to him upon exercise of certain warrants.

(6)	This individual has the right to acquire these shares under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 25, 2005.

(7)	Includes (i) 1,050,000 shares that Mr. Ryan has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 25, 2005 and (ii) 66,518 shares currently issuable upon exercise of certain warrants.

(8)	Includes (i) 1,763,770 shares held by Mr. Sanchez, Jr. directly, (ii) 9,375 shares held by family members of Mr. Sanchez, Jr., (iii) 91,123 shares held by trusts for which he serves as trustee or co-trustee, (iv) 523,592 shares held by SANTIG, Ltd., a family limited partnership for which he owns and controls the managing general partner, Sanchez Management Corporation, and (v) 133,036 shares currently issuable to Mr. Sanchez, Jr. and SANTIG, Ltd. upon exercise of certain warrants. Mr. Sanchez, Jr. is a former director and father of current director Antonio R. Sanchez III.

(9)	Includes (i) 167,000 shares held by Mr. Sanchez III directly, (ii) 170,121 shares held by a trust for which he serves as co-trustee, along with 44,345 shares issuable to the trust upon exercise of certain warrants and (iii) 56,666 shares that he has the right to acquire under outstanding options and stock options that are currently exercisable or that become exercisable within 60 days of February 25, 2005. Mr. Sanchez III is the son of Antonio R. Sanchez, Jr., a former director.

(10)	Includes 38,542 shares that Mr. Woessner has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of February 25, 2005 and 2,500 shares held by a trust for which Mr. Woessner serves as trustee.

(11)	Includes 2,435,886 and 110,863 shares of our common stock that the group has the right to acquire under outstanding stock options and warrants, respectively, that are currently exercisable or that become exercisable within 60 days of February 25, 2005.
Section 16(a) Beneficial Ownership Reporting Compliance
      Under the securities laws of the U.S., our directors, officers and any beneficial owner of more than 10% of our outstanding common stock (collectively, “insiders”) are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the SEC. The SEC’s rules require insiders to provide us with copies of all reports that the insiders file with the SEC pursuant to Section 16(a) of the Exchange Act. Specific due dates have been established by the SEC, and we are required to disclose any failure to file by those dates. Based upon our review of filings with the SEC and written representations that no other reports were required to be filed, we believe that our insiders complied with all Section 16(a) filing requirements applicable to them during 2004, with the exception of the following. During 2004, Messrs. Keane and Marston and Dr. Streetman failed to timely file one Form 4 with respect to the automatic grant of director stock options and Mr. Spurr failed to timely file one Form 4 with respect to a grant of stock options. In all cases, the filings were promptly made as soon as the oversight was discovered.
CORPORATE GOVERNANCE
      We are in compliance with the current corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002 and the Nasdaq Marketplace Rules. We will continue to modify our policies and procedures to ensure compliance with developing standards in the corporate governance area. Set forth below is information regarding the meetings of our Board during the calendar year 2004, a description of the standing committees of our Board and additional highlights of our corporate governance policies and procedures.
What members of our Board are “independent” within the meaning of applicable rules and regulations?
      Our Board has determined that Messrs. Keane, Marston and Sanchez III and Dr. Streetman each qualify as “independent” in accordance with the published listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

      In addition, as required by Nasdaq rules, the members of the Audit Committee each qualify as “independent” under special standards established by the SEC for members of audit committees. The Audit Committee also includes at least one independent member who is determined by our Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Mr. Keane is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Keane’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Keane any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and our Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or our Board. Our Board has also determined that each Audit Committee member has sufficient knowledge in reading and understanding the company’s financial statements to serve on the Audit Committee.
How do our Board and its committees work?
      Our business is managed under the direction of our Board of Directors. Our Board presently consists of five members. The Board meets during the year to review significant developments and to act on matters requiring Board approval. The Board met on seven occasions during the year ended December 31, 2004. Each of the current directors attended at least 75% of all meetings of our Board called during the time he served as a director in the past fiscal year. Each of the current directors attended at least 75% of all meetings of each committee of our Board on which he served in the past fiscal year.
What is the role of our Board’s committees?
      Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist our Board in discharging its responsibilities.

Audit Committee
      Our Audit Committee is currently comprised of Michael E. Keane, James S. Marston and Dr. Ben G. Streetman and is chaired by Mr. Keane. Our Board has determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership required by the Marketplace Rules of Nasdaq and the SEC. Our Board has also determined that Mr. Keane qualifies as a “financial expert.” The function of the Audit Committee is described below under the heading “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.” The Audit Committee operates under a written charter adopted by our Board that is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” The Audit Committee met on ten occasions during the year ended December 31, 2004. The information regarding the audit charter and committee independence shall not be deemed to be incorporated by reference in any filing by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference.
      Independent Auditor Fee Information
      On April 27, 2004, our Audit Committee requested management to solicit proposals from several independent registered accounting firms for professional services relating to the audit of our financial statements. On June 16, 2004, we engaged Deloitte as our independent registered public accounting firm to audit our financial statements for 2004, subject to Deloitte’s satisfactory completion of its client acceptance procedures. On June 16, 2004, we also notified Ernst & Young LLP (“E&Y”), our independent auditors for the year ended December 31, 2003 and previous years, of our election to dismiss E&Y as our independent auditors. The foregoing was approved by our Audit Committee.

      The reports of E&Y on our financial statements for the years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits of our financial statements for the years ended December 31, 2002 and 2003 and through June 16, 2004, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreements in connection with its reports; and (ii) there were no reportable events as described in Item 304(a)(1)(v) of the SEC’s Regulation S-K. E&Y agrees with the foregoing disclosures as evidenced by their letter addressed to the SEC. See our Current Report on Form 8-K, dated June 23, 2004, for a copy of such letter.
      During the years ended December 31, 2002 and 2003, and through June 16, 2004, Deloitte has not been engaged as an independent accountant to audit either our financial statements or any of our subsidiaries, nor have we or anyone acting on our behalf consulted with Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was the subject of a disagreement or reportable event as set forth in Item 304(a)(2)(ii) of Regulation S-K.
      Deloitte has, however, conducted the American Institute of Certified Public Accountants (AICPA) and Canadian Institute of Chartered Accountants (CICA) SysTrusttm certification examinations of our ZixSecure Centertm and related ZixMessage Centertm functions. We received our initial SysTrust certification from Deloitte in May 2003, and Deloitte concluded its latest SAS-70 examination in May 2004. The SysTrust certification examination signifies that a company has effective system controls and safeguards that meet pre-defined principles and criteria related to issues such as security, availability, processing integrity and confidentiality. A SAS-70 examination signifies that an organization has had its control objectives examined by an independent accounting and auditing firm.
      Following is a summary of E&Y and Deloitte’s fees for the years ended December 31, 2003 and 2004, respectively:

	E&Y		Deloitte

	2003		2004

Audit Fees	$233,660	(1)	$573,905	(1)
Audit-Related Fees	21,543	(2)	18,145	(2)
Tax Fees	7,484	(3)	59,000	(3)
All Other Fees	—		102,951	(4)

Total Fees	$262,687		$754,001

(1)	Audit fees consist of the annual audits of our consolidated financial statements included in Form 10-K, the quarterly reviews of our consolidated financial statements included in Form 10-Q, and in 2004, the audit of management’s report on internal control over financial reporting, as well as accounting advisory services related to financial accounting matters, and services related to filings made with the SEC.

(2)	Audit-related fees consist of required audits of our employee benefit plan and access to online research tools.

(3)	Tax fees include assistance with certain tax compliance matters and various tax planning consultations.

(4)	All other fees consist of professional services rendered in performing the ZixCorp AICPA/ CICA SysTrust audit of the ZixMessage Centertm portal and the relevant components of the ZixData Centertm. Such fees to Deloitte in 2003 were $72,727.
      Audit Committee Pre-Approval Policy
      Our Audit Committee is required to pre-approve the audit and non-audit services to be performed by our independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Annually, our independent auditor will present to our Audit Committee services expected to be performed by the independent auditor over the next 12 months. Our Audit Committee will review and, as it deems appropriate, pre-approve those services. The services and estimated fees are to be presented to our Audit Committee for consideration in the following categories: Audit, Audit-Related, Tax and All Other (each as defined in Schedule 14A of the Exchange Act). For each service listed in those categories, our Audit Committee is to receive detailed documentation indicating the specific services to be provided. The term of any pre-approval is 12 months from the date of pre-approval, unless our Audit Committee specifically provides for a different period. Our Audit Committee will review, on at least a quarterly basis, the services provided to date by the independent auditor and the fees incurred for those services. Our Audit Committee may also revise the list of pre-approved services and related fees from time-to-time, based on subsequent determinations. All of the services provided by the independent auditor were approved by our Audit Committee and such services were performed by full-time, permanent employees of the independent auditor.

Compensation Committee
      Our Compensation Committee is currently comprised of Messrs. Keane and Marston and Dr. Streetman and is chaired by Mr. Marston. Our Board has determined that each member of the Compensation Committee qualifies as “independent” in accordance with the published listing requirements of Nasdaq. The Compensation Committee operates under a written charter that is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” Under the charter, the Compensation Committee’s primary responsibilities are to: (i) establish the Company’s overall management compensation philosophy and policy; (ii) make recommendations to our Board with respect to corporate goals and objectives with respect to compensation for our executive officers, including our Chief Executive Officer; (iii) make recommendations to our Board with respect to our executive officers’ annual compensation, including salary, bonus and incentive and equity compensation; and (iv) administer our incentive compensation programs and other equity-based compensation plans. The Compensation Committee met once during the year ended December 31, 2004.

Nominating and Corporate Governance Committee
      Our Nominating and Corporate Governance Committee is currently comprised of Messrs. Keane and Marston and Dr. Streetman and is chaired by Dr. Streetman. Our Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as “independent” in accordance with the published listing requirements of Nasdaq. The Nominating and Corporate Governance Committee operates under a written charter that is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” Under the charter, the committee’s principal responsibilities include: (i) identifying individuals qualified to become members of our Board and recommending candidates for reelection as directors; (ii) developing and recommending to the Board a set of corporate governance principles applicable to our company; and (iii) taking a leadership role in shaping the corporate governance of our company, including the composition of our Board and its committees. The Nominating and Corporate Governance Committee, formed in March 2004, did not meet during the year ended December 31, 2004 as the independent directors of our Board performed the functions of the Nominating and Corporate Governance Committee.
      The Nominating and Corporate Governance Committee will consider director nominees recommended by our stockholders. Stockholders desiring to submit nominations for Board members to be included in next year’s proxy statement should forward them no later than December 5, 2005 to Ronald A. Woessner, Secretary, at our principal executive offices at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. See “How does our Board select nominees for the Board?” below for further information. The final selection of director nominees is within the sole discretion of our Board.
How does our Board select nominees for the Board?
      The Nominating and Corporate Governance Committee has a policy with respect to the consideration of director candidates recommended by stockholders. The policy provides that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to our Board of Directors, subject to the following requirements.

      A stockholder desiring to nominate a person for election to our Board of Directors must send a written notice to our General Counsel no later than December 5, 2005, as set forth in “How do I raise an issue for discussion or vote at the annual meeting?” above. The written notice is to include the following information: (i) the name of the candidate; (ii) the address, phone and fax number of the candidate; (iii) a statement signed by the candidate that certifies that the candidate wishes to be considered for nomination to our Board of Directors, explains why the candidate believes that he or she meets the minimum Director Qualification Criteria (discussed below) and would otherwise be a valuable addition to our Board of Directors, and states the number of shares of our stock that are beneficially owned by such candidate; and (iv) all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.
      Our Board of Directors has set forth minimum qualifications (“Director Qualification Criteria”) that a recommended candidate must possess. All candidates must have the following characteristics if they are to be considered to serve on our Board of Directors as an “independent” director:

•	The highest personal and professional ethics, integrity and values;

•	Broad-based skills and experience at an executive, policy-making level in business, academia, government or technology areas relevant to our activities;

•	A willingness to devote sufficient time to become knowledgeable about our business and to carry out his or her duties and responsibilities effectively;

•	A commitment to serve on our Board for two years or more at the time of his or her initial election; and

•	Be between the ages of 30 and 70 at the time of his or her designation as an independent director of the Board.
Candidates who will serve on the Audit Committee must have the following additional characteristics:

•	All candidates must meet additional independence requirements in accordance with applicable rules and regulations;

•	All candidates must have the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement; and

•	At least one member of the Audit Committee must meet the requirements of an “audit committee financial expert” under SEC rules and regulations.
Other factors considered in candidates may include, but are not limited to, the following:

•	Experience in the technology areas relevant to our activities;

•	Experience as a director or executive officer of a large public company;

•	Experience as an independent public accountant;

•	Significant academic experience in a field of importance to our company;

•	Recent experience in an operating role at a large company; and

•	Other relevant information.
The Nominating and Corporate Governance Committee’s process for identifying and evaluating director candidates is as follows:

•	The Chairman of our Board, the Nominating and Corporate Governance Committee or other Board members identify the need to add new members to the Board with specific criteria or to fill a vacancy on the Board.

•	The Chair of the Nominating and Corporate Governance Committee initiates a search, working with staff support and seeking input from the members of the Board and senior management, and hiring a search firm, if necessary.

•	The Nominating and Corporate Governance Committee identifies an initial slate of candidates, including any recommended by stockholders and accepted by the Nominating and Corporate Governance Committee, after taking account of the Director Qualification Criteria.

•	The Nominating and Corporate Governance Committee determines if any Board members have contacts with identified candidates and if necessary, uses a search firm.

•	The Chairman of the Board, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee interview prospective candidate(s).

•	The Nominating and Corporate Governance Committee keeps the Board informed of the selection progress.

•	The Nominating and Corporate Governance Committee meets to consider and approve final candidate(s).
      These procedures do not create a contract between our company, on the one hand, and a company stockholder(s) or a candidate recommended by a stockholder(s), on the other hand. We reserve the right to change these procedures at any time, consistent with the requirements of applicable law, rules and regulations.
      The Nominating and Corporate Governance Committee presents selected candidate(s) to the Board and seeks full Board endorsement of such candidate(s). There is no third party that we pay to assist in identifying or evaluating potential director nominees.
How do stockholders communicate with our Board?
      Stockholders interested in communicating with our Board of Directors may do so by writing to our General Counsel, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. Our General Counsel will review all stockholder communications. Those that appear to contain subject matter reasonably related to matters within the purview of our Board of Directors will be forwarded to the entire Board or the individual Board member to whom the communication was addressed. Obscene, threatening or harassing communications will not be forwarded. We encourage the members of our Board to attend our annual meeting of stockholders, although attendance is not mandatory. None of our outside directors attended the 2004 annual meeting of stockholders.
Does Zix Corporation have a Code of Ethics?
      We have a Code of Business Conduct, which applies to all of our employees, officers and directors, including a “Code of Ethics,” which applies to our Chief Executive Officer and senior financial officials (the “Code”). The Code is available on our Website at www.zixcorp.com under the heading “Corporate Governance.” Any waiver of the Code will be publicly disclosed as required by applicable law, rules and regulations.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
      The following table sets forth the compensation paid to our named executive officers for services rendered to our company for the periods indicated:

					Long-Term Compensation

					Awards		Payouts
		Annual Compensation
						Number of
		Salary	Bonus	Other	Restricted	Securities
		(Cash and	(Cash and	Annual	Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Non-cash)	Non-cash)	Compensation	Award(s)	Options	Payouts	Compensation(1)

John A. Ryan(2)	2004	$300,000	$88,800	$—	$—	—	$—	$630
Chairman	2003	300,000	160,000	—	—	—	—	—
	2002	300,000	200,000	—	—	—	—	—

Richard D. Spurr	2004	232,292	150,000			1,000,000		918
Chief Executive Officer, President	2003	—	—	—	—	—	—	—
and Chief Operating Officer	2002	—	—	—	—	—	—	—

Bradley C. Almond	2004	197,917	22,200			125,000		5,378
Vice President, Finance and	2003	21,875	15,000	—	—	100,000	—	696
Administration, Chief Financial	2002	—	—	—	—	—	—	—
Officer and Treasurer

David J. Robertson	2004	200,000	33,300			100,000		5,630
Vice President, Engineering	2003	200,000	67,500	—	—	50,000	—	5,000
	2002	158,333	25,000	—	—	125,000	—	2,771

Ronald A. Woessner	2004	217,125	22,200			100,000		5,630
Senior Vice President,	2003	216,000	41,500	—	—	8,791	—	5,000
General Counsel and Secretary	2002	216,000	—	—	—	75,000	—	3,500

(1)	Represents our contributions to our 401(k) Retirement Plan, Employee Stock Purchase Plan or Life Insurance Premiums.

(2)	Served as our Chief Executive Officer until February 2005.
Option Grants in 2004 to Named Executive Officers
      We made the following stock option grants to our named executive officers during the year ended December 31, 2004:

	Individual Grants
						Potential Realizable Value
	Number of		% of Total			at Assumed Annual Rates
	Securities		Options			of Stock Price Appreciation
	Underlying		Granted to	Exercise		for Option Term
	Options		Employees	Price Per	Expiration
Name	Granted		in 2004	Share	Date	5%	10%

John A. Ryan	—		—	$—	—	$—	$—
Richard D. Spurr	650,000	(1)	17.13	10.80	02/23/2014	5,453,500	12,837,500
	350,000	(2)	9.23	6.00	11/16/2014	640,500	2,268,000
Bradley C. Almond	125,000	(2)	3.29	6.00	11/16/2014	228,750	810,000
David J. Robertson	100,000	(3)	2.64	5.00	09/17/2014	200,000	615,000
Ronald A. Woessner	100,000	(2)	2.64	6.00	11/16/2014	183,000	648,000

(1)	The options were 25% vested on the 56th day after the grant, and the balance vests pro-rata every three months over the following three years of employment. In the event of a “change in control” (as defined in the applicable agreement) of our company or the occurrence of other specified events, the options become immediately exercisable.

(2)	The options vest pro-rata every three months over the following three years of employment.

(3)	The options vest 33% on the first anniversary of the grant and the balance vests pro-rata every three months over the following two years of employment.

Aggregated Option Exercises in 2004 and Year-end Option Values
      The following table sets forth information relating to the exercises of stock options during the year ended December 31, 2004, and the value of unexercised stock options held as of December 31, 2004, by each of our named executive officers:

			Number of Securities
	Option Exercises During 2004		Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Number of		December 31, 2004		December 31, 2004
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John A. Ryan	—	$—	1,050,000	—	$—	$—
Richard D. Spurr	—	—	251,136	748,864	—	—
Bradley C. Almond	—	—	50,000	175,000	—	—
David J. Robertson	—	—	148,438	126,562	24,063	29,438
Ronald A. Woessner	101,521 (1)	688,722 (1)	128,125	103,124	2,183	937

(1)	Mr. Woessner disclaims beneficial ownership with respect to 56,021 of the number of shares and $325,011 of the option proceeds.
Equity Compensation Plan Information
      The following table provides information about our equity compensation arrangements that have been approved by our stockholders, as well as equity compensation arrangements that have not been approved by our stockholders, as of December 31, 2004:

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued	Weighted-Average	Equity Compensation
	Upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected
Plan Category	Warrants and Rights	Warrants and Rights	in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	5,390,997	$7.57	811,293
Equity compensation plans not approved by stockholders	2,629,032 (1)	$7.78	246,082

Total	8,020,029	$7.64	1,057,375

(1)	A description of the material terms of our equity arrangements that have not been approved by our stockholders follows.

Richard D. Spurr
      In February 2004, Mr. Spurr received options to acquire 650,000 shares of our common stock at an exercise price of $10.80 per share. As of December 31, 2004, all vested options remained unexercised. For additional information regarding these options, see “REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION” below.

John A. Ryan
      In November 2001, we entered into a two-year employment agreement with Mr. Ryan that expired in November 2003. At the inception of Mr. Ryan’s employment, he received options to acquire 1,000,000 shares of our common stock at an exercise price of $5.24 per share that became fully vested in November 2003 pursuant to the John Ryan 2001 Stock Option Agreement Plan. As of December 31, 2004, all of these options remained unexercised.

Other Non-Stockholder Approved Executive Stock Option Agreements
      In 2001 and 2002, options to purchases 450,000 shares of our common stock were granted to key company executives. The options have exercise prices ranging from $4.52 to $5.25 and vest through March 2005. At December 31, 2004, 216,561 shares remained outstanding, of which 99,373 subsequently expired.

Cook Employee Transferred Options
      David P. Cook, a former director and former executive officer of our company, received an option in 1998 to acquire 4,254,627 shares of our common stock at an exercise price of $7.00 per share pursuant to the AMTC [Zix] Corporation Stock Option Agreement. Mr. Cook reallocated 807,127 of his option shares (we refer to them as the “Cook Employee Transferred Options”) to certain of our current and former employees and a former director. Of the 807,127 Cook Employee Transferred Options, 182,100 shares remained outstanding as of December 31, 2004. These shares are governed by plan arrangements that are substantially the same as (if not identical to) the provisions of our 2004 Stock Option Plan, which is described under “Proposal 3” and set forth in its entirety in APPENDIX B. The exercise prices of the Cook Employee Transferred Options range from $7.00 to $9.50, and they are all currently vested. All remaining unallocated stock options granted to Mr. Cook in 1998 were either exercised or expired in 2004.

Other Non-Stockholder Approved Stock Option Agreements
      From time-to-time, we may grant stock options to consultants, contractors and other third parties for services provided to our company. At December 31, 2004, options outstanding under non-stockholder approved arrangements to non-employees were 70,000.

Other Option Grants
      As of December 31, 2004, 167,171 and 343,200 shares of our common stock were reserved for issuance upon exercise of outstanding stock options granted to employees under our 2001 Employee Stock Option Plan and 2003 New Employee Stock Option Plan, respectively. The terms of these stock option plans and plan arrangements are substantially the same as (if not identical to) the provisions of our 2004 Stock Option Plan. The exercise price of all of these options is the fair market value of our common stock on the date of grant, and the vesting periods range from immediately vested to vesting annually and pro-rata over three years.

Other Stock Grants
      As of December 31, 2004, 72,746 shares were available for issuance under our 2003 Stock Compensation Plan to certain employees for the payment of various compensation elements, of which 3,245 were available for grant as of March 14, 2005. The 2003 Stock Compensation Plan allows us to use our common stock to pay salary, bonus and commission compensation payable to our employees and former employees. Since the inception of the 2003 Stock Compensation Plan, 527,254 shares have been issued at an average price of $6.19. These shares are not included in the table above.
Employment and Severance Agreements with Certain Executive Officers
      See “REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION” for a discussion of the employment arrangements relating to Mr. Spurr, our Chief Executive Officer, President and Chief Operating Officer, and Mr. Ryan, our Chairman and former Chief Executive Officer.

      We are a party to severance agreements with Messrs. Almond, Robertson, Spurr and Woessner which provide for the payment of six months in the case of Messrs. Almond and Robertson; 12 months in the case of Mr. Spurr; and 18 months in the case of Mr. Woessner; of each of their base salaries in the event each has “good reason” (as defined) to resign his employment or if his employment is terminated other than for “cause” (as defined). Mr. Woessner Woessner’s severance agreement also provides for the payment to him of two times his annual base salary if his employment terminates after a “change in control” (as defined) of our company, as well as confidentiality and stock option acceleration provisions.
How are our Board members paid?

Standard Arrangements
      Under our 2004 Directors’ Stock Option Plan, on the day a non-employee director is first appointed or elected to our Board of Directors, such director is granted nonqualified options to purchase 25,000 shares of our common stock, which vest six months from the grant date with an exercise price equal to 100% of our common stock price on the grant date. Also, in January of each year (beginning January 2005), each director who has served on our Board at least six months receives a further grant of options equal to the greater of (i) one-half of one percent of the number of our outstanding shares (measured as of the immediately preceding December 31) or (ii) 200,000 shares, divided by the greater of (a) five or (b) the number of non-employee directors who have served on our Board of Directors for at least six months as of the grant date.
      In January 2004, under the former (now expired) Zix Corporation 1999 Directors’ Stock Option Plan (“1999 Plan”), Messrs. Keane and Marston and Dr. Streetman received, in the aggregate, options to purchase 249,876 shares of our common stock at an exercise price of $9.86 per share. In May 2004, Mr. Sanchez III received 50,000 option shares at an exercise price of $8.89 per share under the newly adopted 2004 Directors’ Stock Option Plan, concurrent with the adoption of such plan by our stockholders, as he had not been eligible to receive any option shares in January 2004 under the 1999 Plan. The directors’ stock options vest quarterly and pro-rata over three years from the grant date. The exercise price for these options is 100% of our common stock price on the grant date. We reimbursed our directors for expenses they incurred attending our Board or committee meetings.
      In addition to the options described above, we began paying our non-employee directors cash fees in 2004 as follows:

•	Cash payment of $2,000 per meeting per director for attendance in person at Board meetings,

•	Cash payment of $1,000 per meeting per director for attendance at telephonic Board meetings,

•	Annual cash payment of $5,000 per director for serving as Chair of a Board committee (assuming attendance of at least two-thirds of the meetings), and

•	Annual cash payment of $2,000 per director for serving as a member (i.e., not the Chair) of a Board committee (assuming attendance of at least two-thirds of the meetings).
Certain Relationships and Related Transactions
      Todd R. Spurr, the son of Richard D. Spurr, our Chief Executive Officer, President and Chief Operating Officer, is employed as an Account Executive in our Sales Department. Todd Spurr’s compensation is comprised of a base salary and commissions.
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee is comprised of three independent directors, Michael E. Keane, James S. Marston and Dr. Ben G. Streetman, who served on the committee during the year ended December 31, 2004. None of Messrs. Keane or Marston or Dr. Streetman is or was an officer or employee of our company or any of our subsidiaries. The committee met on one occasion during the year ended December 31, 2004. We have no executive officers who serve as a member of a board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      The Compensation Committee (the “Committee”) of the Board of Directors of Zix Corporation (the “Company”) administers the Company’s equity based incentive plans and recommends for the Board of Director’s approval the salaries and annual bonuses for executive officers. Comprised entirely of independent, non-employee directors of the Company, the Committee met one time in 2004.

Compensation Philosophy
      The Company’s executive officers’ compensation packages typically consist of salary, bonus and stock options. The Company’s compensation philosophy is to set its executive officers’ salary and bonus compensation by reference to each executive’s position with the Company and to the compensation of executives in similar positions at comparable companies. Bonus compensation is typically based on the Company’s performance versus specific performance objectives and can constitute a significant portion of an executive’s annual compensation. As a result, an executive’s compensation depends in large part on their contribution to the success of the Company. Similarly, stock options are awarded by the Committee as a means of attracting potential executives to accept employment with the Company, and to align the interests of the executive officers with the Company’s stockholders.

Former Chief Executive Officer Compensation
      At December 31, 2004, the Company’s Chief Executive Officer (“CEO”) was John A. Ryan, a position he held since November 2001. In February 2005, Mr. Ryan resigned as the Company’s CEO. Mr. Ryan remains the Company’s Chairman. Mr. Ryan’s employment agreement, which expired in November 2003, provided for, among other things, an annual base salary of $300,000 and a cash bonus tied to the attainment of corporate objectives. Mr. Ryan has received no base salary increase during the time he served as the Company’s CEO. Mr. Ryan received a cash bonus of $160,000 for calendar year 2003. In addition, Mr. Ryan’s stock options, granted at the inception of his employment, to acquire 1,000,000 shares of the Company’s common stock at an exercise price of $5.24 per share became fully vested in November 2003.
      Mr. Ryan’s bonus opportunity for 2004 was tied to the attainment of defined corporate objectives. The Company’s budget for calendar year 2004 called for a significant increase in orders and revenues, compared to calendar year 2003. Had the budgeted increase in orders and revenues been fully realized, the Company would have paid bonuses to its eligible executives, including Mr. Ryan, at 100% of the targeted bonus amounts. The Company achieved, on average, 44% of the 2004 budgeted increase in orders and revenues. Thus, the Company will be paying bonuses to its executives at 44% of the targeted amounts. The Company is to pay Mr. Ryan a bonus of $88,800 for calendar year 2004, or approximately 44% of his target bonus of $200,000.
      Inasmuch as a substantial portion of Mr. Ryan’s compensation since he became CEO consisted of the stock options granted to him in 2001, and Mr. Ryan’s 2004 cash bonus opportunity is tied to the achievement of defined objectives, the Committee believes that his interests were aligned precisely with those of the Company’s stockholders. The Company believes that Mr. Ryan’s employment arrangement was appropriate in light of his demonstrated prior success at Entrust in building its customer base and achieving significant revenue growth and the results he has accomplished at the Company to date. However, the Board is evaluating Mr. Ryan’s compensation package in light of his new role at the Company.

Current Chief Executive Officer Compensation
      In January 2004, the Company entered into a one-year employment agreement with Mr. Spurr, who is now the Company’s CEO, President and Chief Operating Officer. The agreement, which expired February 1, 2005, provided for a $250,000 annual salary, plus a potential quarterly cash bonus of $50,000 as described below. Mr. Spurr also received a signing bonus in 2004 of 3,823 shares of common stock (valued at $50,000). In February 2004, Mr. Spurr received options to acquire 650,000 shares of common stock at an exercise price of $10.80 per share. Two hundred ninety five thousand, four hundred fifty four (295,454) of these options are currently vested, and the balance vests pro-rata every three months beginning April 2005 and ending July 2006.

      In November 2004, Mr. Spurr’s salary was increased to $275,000 to compensate Mr. Spurr for the additional responsibilities he had taken on for the Company. In addition, Mr. Spurr received options to acquire 350,000 shares of common stock at an exercise price of $6.00 per share. The options vest pro-rata on a quarterly basis over three years from the date of grant.
      Mr. Spurr’s 2004 employment contract provided for a potential quarterly cash bonus of $50,000. The payments for the first two quarters were guaranteed, and the payments for the second two quarters were subject to the attainment of defined corporate objectives. Only the bonus amounts for the first two quarters have been paid.
      In March 2005, Mr. Spurr was appointed CEO of the Company. His base salary was increased to $300,000, and he is eligible to receive an annual bonus of up to $200,000, subject to the attainment of corporate objectives that will be specified in a 2005 senior management bonus plan to be developed by the Committee and approved by the Board. In connection with his appointment as CEO, Mr. Spurr received options to acquire 350,000 shares of common stock at an exercise price of $3.78 per share, which vest pro-rata and on a quarterly basis over three years from the date of grant.
      The exercise price of all of the options granted to Mr. Spurr, as is the case with option grants to all Company employees, was at or above the market price of the Company’s common stock on the date of grant. Mr. Spurr’s options will automatically vest 100% in the event of a “change in control” of the Company or the occurrence of other specified events.
      The Committee commissioned a survey of compensation data in connection with establishing the compensation package to be offered to Mr. Spurr in connection with his appointment as the Company’s CEO. The data showed that the annual base salaries paid to chief executive officers for companies with annual revenues of less than $30,000,000 ranged from $200,000 to $338,000, and eight out of the 24 companies surveyed paid a base salary of $300,000 to $338,000, and another 13 out of the 24 companies surveyed paid a base salary of $200,000 to $290,000. The Committee believes that Mr. Spurr’s base annual salary of $300,000, which is the same amount paid to Mr. Ryan while he served as CEO, is reasonable in light of the Company’s position and the comparable data.
      The Committee believes that the annual bonus opportunity of $200,000, which is the same annual bonus opportunity Mr. Ryan was eligible to receive while he served as CEO, is reasonable, given that the payment of the actual bonus will be based on corporate objectives that will be specified in a 2005 senior management bonus plan to be developed by the Committee and approved by the Board.
      The Committee considered the number of additional stock options, if any, to be granted to Mr. Spurr in connection with his appointment as the Company’s CEO. Prior to his appointment as CEO, Mr. Spurr held options to acquire 650,000 shares of the Company’s common stock, at an exercise price of $10.80 per share, and options to acquire an additional 350,000 shares of the Company’s common stock, at an exercise price of $6.00 per share. These options, covering 1,000,000 shares, represent approximately 3.1% of the Company’s outstanding shares of common stock. The Committee determined to grant an additional 350,000 options, at an exercise price of $3.78 per share, to Mr. Spurr in connection with his appointment as CEO. Mr. Spurr’s options have an aggregate value, using the Black-Scholes options pricing model, of approximately $1,700,000. The Committee determined that this was reasonable in light of the approximate Black-Scholes value of $1,500,000 for the 1,000,000 option shares granted to Mr. Ryan at the time he became the Company’s CEO. Furthermore, the recently granted 350,000 options have an approximate Black-Scholes value of $585,000 — roughly 1.2 times Mr. Spurr’s annual base and potential bonus compensation. The Committee believes that this allocation between cash and equity compensation provides a substantial incentive for Mr. Spurr to work to increase stockholder value. Furthermore, the exercise prices of Mr. Spurr’s options are $3.78, $6.00 and $10.80. The $6.00 and $10.80 option exercise prices are well above the current market price of the Company’s common stock. Thus, Mr. Spurr will not realize any economic benefit from these options unless the price of the Company’s common stock increases significantly.

Other Executive Officer Compensation
      At December 31, 2004, the Company’s other executive officers were Bradley C. Almond, Vice President, Finance and Administration, Chief Financial Officer and Treasurer; Russell J. Morgan, Vice President, Client Services; David J. Robertson, Vice President, Engineering; and Ronald A. Woessner, Senior Vice President, General Counsel and Secretary. Mr. Almond received a $25,000 increase in pay, effective April 2004, when his job responsibilities increased as a result of a promotion to Vice President of Finance and Administration, Chief Financial Officer and Treasurer, and another $25,000 increase, effective November 2004. Mr. Morgan’s base compensation in 2004 was increased by $15,000 as he assumed responsibilities for the deployment, retention and training for the Company’s e-prescribing products and services in addition to the similar responsibilities he has held for the Company’s secure e-messaging products and services. Mr. Robertson received no salary increase in 2004. Mr. Woessner received a $9,000 increase in pay, effective November 2004, which was the first increase in base salary he has received since 2001.
      The Company proposes to pay bonuses to Messrs. Almond, Morgan, Robertson and Woessner in the respective amounts of $22,200, $22,200, $33,300 and $22,200 in either cash or stock, to be decided by the Committee. As discussed above, these amounts represent 44% of the potential bonuses payable.

Internal Revenue Code §162(m) Compliance
      Compensation in excess of $1,000,000 per year realized by any of the Company’s five most highly compensated executive officers is not deductible by the Company for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.
      Mr. Ryan was granted options to acquire 1,000,000 shares of the Company’s common stock, with an exercise price of $5.24 per share, in November 2001 at the time of the inception of his employment with the Company. Furthermore, as noted above, Mr. Spurr was granted options to acquire 650,000 shares of the Company’s common stock, with an exercise price of $10.80 per share, in February 2004 in connection with the inception of his employment. These options do not comply with the requirements of Section 162(m), which, among other things, would have required the Company to obtain stockholder approval of the option grants. Time was of the essence when the Company was discussing Messrs. Ryan and Spurr’s potential employment. Seeking stockholder approval of the option grants would have, in the Board’s opinion, imposed an unwarranted and harmful delay in completing the employment arrangements and the commencement of employment duties. These options may, during the year of exercise, result in Mr. Ryan or Mr. Spurr realizing compensation in excess of $1,000,000, depending on the number of options exercised and the price of the Company’s common stock at the time. The Company will not be entitled to deduct the compensation exceeding the $1,000,000 limit.

Submitted by the Compensation Committee of the Board of Directors:

Michael E. Keane
James S. Marston, Chairman
Dr. Ben G. Streetman
April 8, 2005
      This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

STOCK PRICE PERFORMANCE GRAPH
      The following graph compares the cumulative total return of an investment in our common stock over the five-year period ended December 31, 2004, as compared with the cumulative total return of an investment in (i) the Center for Research in Securities Prices (“CRSP”) Total Return Index for Nasdaq Stock Market (U.S. companies) and (ii) the CRSP Total Return Index for Nasdaq Computer and Data Processing Stocks. The comparison assumes $100 was invested on December 31, 1999 in our common stock and in each of the two indices and assumes reinvestment of dividends, if any. A listing of the companies comprising each of the CRSP- NASDAQ indices used in the following graph is available, without charge, upon written request.
      The stock price performance depicted on the graph below is not necessarily indicative of future stock price performance. The graph will not be deemed incorporated by reference in any filing by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate the graph by reference.
Comparison of Five-Year Cumulative Return
Among Zix Corporation,
CRSP-NASDAQ Stock Market (U.S.) and
CRSP-NASDAQ Computer and Data Processing Stocks

			CRSP-NASDAQ
			COMPUTER
		CRSP-NASDAQ	AND DATA
MEASUREMENT	ZIX	STOCK MARKET	PROCESSING
PERIOD	CORPORATION	(U.S.)	STOCKS

12/31/99	$100.00	$100.00	$100.00
01/31/00	77.918	96.325	88.277
02/29/00	135.726	114.691	104.383
03/31/00	183.754	112.351	98.474
04/28/00	93.218	94.493	75.424
05/31/00	65.773	83.095	66.225
06/30/00	116.246	97.685	80.351
07/31/00	106.625	92.578	72.151
08/31/00	123.028	103.521	81.31
09/29/00	76.972	90.07	74.32
10/31/00	61.672	82.667	68.017
11/30/00	28.549	63.691	49.336
12/29/00	22.082	60.308	45.88
01/31/01	34.069	67.612	53.049
02/28/01	20.741	52.338	40.574
03/30/01	17.744	44.977	33.469
04/30/01	31.495	51.685	41.12
05/31/01	24.505	51.628	41.188
06/29/01	23.091	53.038	43.579
07/31/01	21.577	49.669	38.241
08/31/01	18.549	44.261	31.556
09/28/01	12.164	36.803	26.655
10/31/01	21.123	41.527	30.987
11/30/01	17.035	47.439	35.154
12/31/01	12.77	47.837	36.945
01/31/02	12.618	47.475	36.752
02/28/02	9.968	42.537	33.118
03/28/02	16.454	45.327	34.091
04/30/02	12.517	41.562	28.862
05/31/02	11.104	39.729	27.018
06/28/02	13.83	36.13	27.095
07/31/02	7.445	32.832	23.796
08/30/02	9.11	32.484	23.915
09/30/02	9.716	28.991	20.959
10/31/02	10.221	32.951	25.335
11/29/02	9.792	36.625	28.67
12/31/02	11.129	33.073	25.477
01/31/03	10.574	32.715	24.908
02/28/03	11.987	33.175	24.761
03/31/03	10.852	33.271	24.82
04/30/03	12.29	36.295	26.746
05/30/03	10.902	39.482	28.154
06/30/03	9.514	40.115	28.796
07/31/03	9.489	42.879	29.798
08/29/03	9.211	44.748	31.156
09/30/03	20.442	44.166	31.433
10/31/03	23.722	47.721	32.443
11/28/03	22.107	48.428	32.243
12/31/03	21.931	49.449	33.563
01/30/04	38.107	50.914	34.453
02/27/04	30.284	49.956	33.059
03/31/04	36.795	49.104	31.358
04/30/04	37.804	47.477	30.804
05/28/04	22.562	49.054	32.112
06/30/04	19.912	50.562	34.105
07/30/04	14.789	46.705	31.514
08/31/04	10.473	45.561	30.224
09/30/04	11.558	46.92	31.891
10/29/04	13.628	48.822	33.595
11/30/04	11.558	51.83	35.854
12/31/04	12.997	53.813	36.966
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee is comprised of three non-employee directors. Zix Corporation (the “Company”) believes that each member of the Audit Committee is an “independent director,” as defined in the Marketplace Rules of The NASDAQ Stock Market. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, pursuant to its charter adopted by the Board of Directors. The Audit Committee held ten meetings in 2004.
      Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management for inclusion in the Annual Report on Form 10-K, (1) the audited financial statements of the Company, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements and (2) management’s report on internal control over financial reporting.

      Deloitte & Touche LLP, the Company’s independent auditors, is responsible for performing an independent audit of (1) the Company’s consolidated financial statements and (2) management’s assessment of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on (1) the conformity of those audited financial statements with generally accepted accounting principles and (2) the effectiveness of the Company’s internal control over financial reporting based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements of the Company and management’s report on internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Michael E. Keane, Audit Committee Chair
James S. Marston, Audit Committee Member
Dr. Ben G. Streetman, Audit Committee Member
March 30, 2005
      This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.
      Our 2004 Annual Report to stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2004 (excluding exhibits), will be mailed together with this proxy statement. The Annual Report does not constitute any part of the proxy solicitation material.
      PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. WE WOULD APPRECIATE THE PROMPT RETURN OF YOUR PROXY CARD, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,

Ronald A. Woessner
Senior Vice President, General Counsel & Secretary
Dallas, Texas
April 15, 2005

APPENDIX A
ZIX CORPORATION 2005 STOCK COMPENSATION PLAN
(Adopted Effective as of May 25, 2005)
Section 1. Purpose
      The purpose of the Zix Corporation 2005 Stock Compensation Plan (the “Plan”) is to enable Zix Corporation (the “Company”) to (i) attract and retain personnel of high caliber by offering stock-based compensation incentives and (ii) provide employees who receive awards under the Plan a sense of proprietorship through stock ownership, thus closely aligning their interests with those of stockholders. The Plan will provide the flexibility to allow the Company to use the Company’s common stock to (i) pay salaries, bonuses, commission compensation, and severance payments payable to Participants (defined below) in the Plan and (ii) to grant restricted stock awards under the Plan.
Section 2. Definitions
      “Award” shall mean any Stock Grant or Restricted Stock Award, whether grated singly, in combination or in tandem, granted to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of this Plan.
      “Award Agreement” shall mean a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.
      “Board of Directors” shall mean the Board of Directors of the Company.
      “Code” shall mean the Internal Revenue Code of 1986, as amended from time-to-time.
      “Committee” shall mean a committee of the Board of Directors comprised of at least two directors or the entire Board of Directors, as the case may be. Members of the Committee shall be selected by the Board of Directors. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan shall be administered by a Committee of two or more Non-employee Directors. To the extent desirable to qualify Stock Grants or Restricted Stock Awards, as hereinafter defined, granted hereunder as “performance based compensation” within the meaning of § 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of § 162(m) of the Code.
      “Common Stock” shall mean the common stock of the Company, par value $.01 per share.
      “Effective Date” shall mean May 25, 2005, subject to Section 7(c).
      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
      “Fair Market Value” shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of shares of Common Stock on the date specified as reported by the Nasdaq National Market, or by the principal national stock exchange on which the shares of Common Stock are then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for shares of Common Stock on the day nearest preceding such date.
      “Non-employee Director” shall have the meaning given such term in Rule 16b-3(b)(3).
      “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts.
      “Participant” shall mean the person to whom a Stock Grant or a Restricted Stock Award is made under the Plan.

      “Restricted Stock” shall mean shares of Common Stock that are restricted or subject to forfeiture provisions.
      “Stock Grant” shall mean grants of shares of Common Stock under the Plan.
      “Subsidiary” shall mean any now existing or hereafter organized or acquired corporation or other entity of which fifty percent (50%) or more of the issued and outstanding voting stock or other economic interest is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.
      “Withheld Amounts” means all medical premiums, insurance premiums, 401(k) contributions, taxes, and other amounts that but for the Participant participating in the Plan would customarily be deducted from the cash salary, bonus, severance or commission compensation payable to the Participant.
Section 3. Administration
      The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of the Plan and the agreements thereunder. The Committee may, in its discretion, modify or amend any Award. The determinations and interpretations made by the Committee are final and conclusive.
Section 4. Eligibility
      All employees (including officers) and former employees of the Company or any Subsidiary and non-employee consultants and advisors to the Company or any Subsidiary that may be designated from time-to-time by the Committee are eligible to participate in the Plan. However, participation in the Plan is voluntary and only those persons who agree to participate in the Plan will actually participate.
Section 5. Maximum Amount Available for Stock Grants
      The maximum number of shares of Common Stock in respect of which Stock Grants and Restricted Stock Awards may be made under the Plan shall be a total of 500,000 shares of Common Stock. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that our shares of Common Stock are changed by a stock dividend, split or combination of shares, or other similar change in our capitalization, a proportionate or equitable adjustment will be made in the number or kind of shares available for grant.
Section 6. Stock Grants and Restricted Stock Awards

Stock Payments in Lieu of Cash Compensation
      Subject to the provisions of the Plan and subject to compliance with applicable securities and other laws, on the day that a salary, bonus, commission compensation or severance payment is to be paid to the Participant, the Committee, in its discretion, may grant to the Participant a number of shares of Common Stock having a Fair Market Value, measured as of the business day immediately preceding the day of the grant of the Common Stock, equal to 100% of the salary, bonus, commission compensation or severance payment payable to the Participant for the relevant period or situation. The Committee may also, in its discretion, determine to grant an additional number of shares of Common Stock to mitigate the market risk Plan Participants will be subject to and to cover brokerage commissions and other incidental expenses that Plan Participants might incur in connection with the sale of the Stock Grant shares. The Company shall not be required to issue any fractional shares. Stock Grants under the Plan will be rounded up to the nearest whole number.
      The Committee, in its discretion, may establish such terms and conditions with respect to any Stock Grant as it deems appropriate as set forth in Section 7(a).

      The Company will deposit the Stock Grant shares in a brokerage account in the name of the Participant. The Participant will control the decision of whether or not to sell the shares and the timing of such sales. The Participant will promptly pay to the Company or a Subsidiary, as applicable, all Withheld Amounts.

Restricted Stock Awards
      The Committee may grant Restricted Stock awards under the Plan in the form of a grant of shares of Restricted Stock for which the only consideration furnished by the Participant is services to the Company (collectively, “Restricted Stock Awards”). In addition to the terms and conditions of an Award pursuant to Section 7(a), the Committee may establish in connection with the grant of shares of Restricted Stock pursuant to a Restricted Stock Award, such terms and conditions on the shares of Restricted Stock as it deems appropriate, including (i) vesting conditions based on service or performance criteria, (ii) restrictions on transferability, (iii) forfeiture provisions, (iv) voting rights and rights to receive dividends, and (v) vesting upon the dissolution or liquidation of the Company or upon the sale of substantially all of the assets, merger or other consolidation of the Company. Any such terms and conditions on shares of Restricted Stock shall be set forth in the Award Agreement.
      Any Restricted Stock Award that is intended as “qualified performance-based compensation” within the meaning of §162(m) of the Code must vest or become exercisable contingent on the achievement of one of more Objectively Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with §162(m) of the Code. Subject to appropriate adjustment in the event of any change in the capital structure of the Company, no employee may be granted in any fiscal year of the Company Restricted Stock Awards representing more than 200,000 shares of Common Stock on which the restrictions are based on Objectively Determinable Performance Conditions.
Section 7. General Provisions
      (a) Each Award granted hereunder shall be described in an Award Agreement, which shall be subject to the terms and conditions of this Plan and shall be signed by the Participant and by an appropriate officer for and on behalf of the Company. The Committee may establish in connection with the grant of an Award pursuant to the an Award Agreement, such terms and conditions as it deems appropriate, including (i) vesting conditions based on service or performance criteria, (ii) restrictions on transferability, (iii) forfeiture provisions, (iv) voting rights and rights to receive dividends, and (v) vesting upon the dissolution or liquidation of the Company or upon the sale of substantially all of the assets, merger or other consolidation of the Company. If so provided in an Award Agreement, shares of Common Stock and/or Restricted Stock, as applicable, acquired pursuant to an Award may be subject to repurchase by the Company or an affiliate if not vested in accordance with the Award Agreement.
      (b) The Company and its Subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability, or any claim under the Plan. Neither the Plan, any Stock Grant nor any Restricted Stock Award is intended to confer upon any Participant any rights with respect to continuance of employment or other utilization of his or her services by the Company or by a Subsidiary, nor to interfere in any way with his or her right or that of his or her employer to terminate his or her employment or other services at any time (subject to the terms of any applicable contract).
      (c) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.
      (d) The adoption of the Plan was authorized on March 1, 2005 by the Board of Directors and shall be effective as of the Effective Date, subject to the approval of the Plan by the stockholders of the Company. Unless earlier terminated by the Board of Directors, the Plan shall terminate as of the tenth anniversary of the Effective Date and no further Stock Grants or Restricted Stock Awards shall be made after such date. Termination of the Plan shall not affect Stock Grants or Restricted Stock Awards made prior to the termination date.

      (e) The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Stock Grant or any Restricted Stock Award upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.
      (f) The Board of Directors may amend, abandon, suspend or terminate the Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without stockholder approval (including an increase in the maximum number of shares of Common Stock in respect of which Stock Grants and Restricted Stock Awards may be made under the Plan) if such stockholder approval is necessary to comply with any tax or regulatory requirement or self regulatory organization rules (e.g., NYSE, NASD), including for these purposes any approval requirement that is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act.
      IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf as of May 25, 2005.

Zix Corporation

By:

Title:

Date:

APPENDIX B
ZIX CORPORATION 2004 STOCK OPTION PLAN
(Amended and Restated as of May 25, 2005)
Section 1.     Purpose
      The purpose of the Zix Corporation 2004 Stock Option Plan (hereinafter called the “Plan”) is to advance the interests of Zix Corporation (hereinafter called the “Company”) by strengthening the ability of the Company to attract, on its behalf and on behalf of its Subsidiaries (as hereinafter defined), and retain personnel of high caliber through encouraging a sense of proprietorship by means of stock ownership.
Section 2.     Definitions
      “Board of Directors” shall mean the Board of Directors of the Company.
      “Code” shall mean the Internal Revenue Code of 1986, as amended from time-to-time.
      “Committee” shall mean a committee of the Board of Directors comprised of at least two directors or the entire Board of Directors, as the case may be. Members of the Committee shall be selected by the Board of Directors. To the extent necessary to comply with the requirements of applicable rules and regulations, the Committee shall consist of two or more “independent” directors. Also, if the requirements of §162(m) of the Code are intended to be met, the Committee shall consist of two or more “outside directors” within the meaning of § 162(m) of the Code.
      “Common Stock” shall mean the common stock of the Company, par value $.01 per share.
      “Date of Grant” shall mean the date on which an Option is granted pursuant to this Plan.
      “Designated Beneficiary” shall mean the beneficiary designated by the Optionee, in a manner determined by the Committee, to receive amounts due the Optionee in the event of the Optionee’s death. In the absence of an effective designation by the Optionee, Designated Beneficiary shall mean the Optionee’s estate.
      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
      “Fair Market Value” shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by the Nasdaq Stock Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.
      “Incentive Stock Option” shall mean a stock option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code (or any successor provision).
      “Nonqualified Stock Option” shall mean a stock option granted under Section 6 that is not intended to be an Incentive Stock Option.
      “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.
      “Optionee” shall mean the person to whom an option is granted under the Plan or who has obtained the right to exercise an option in accordance with the provisions of the Plan.
      “Subsidiary” shall mean any now existing or hereafter organized or acquired corporation or other entity of which fifty percent (50%) or more of the issued and outstanding voting stock or other economic interest is owned or controlled directly or indirectly by the Company or through one or more Subsidiaries of the Company.
Section 3.     Administration
      The Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of the Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive.
Section 4.     Eligibility
      All employees and non-employee consultants and advisors (other than non-employee directors) of the Company or any Subsidiary who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company are eligible to receive Options under the Plan.
Section 5.     Maximum Amount Available for Options
      (a) The maximum number of shares of Common Stock in respect of which Options may be made under the Plan shall be a total of 3,200,000 shares of Common Stock. Of that amount, no participant may be granted Options for more than 850,000 shares of Common Stock in the aggregate during the term of the Plan. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option is terminated unexercised as to any shares of Common Stock covered thereby, such shares shall thereafter be again available for award pursuant to the Plan.
      (b) In the event that the Committee shall determine that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust appropriately any or all of (1) the number and kind of shares which thereafter may be optioned under the Plan and (2) the grant, exercise or conversion price and/or number of shares with respect to the Options and/or, if deemed appropriate, make provision for cash payment to an Optionee; provided, however, that the number of shares subject to any Option shall always be a whole number.
Section 6.     Stock Options
      (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option.
      (b) The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonqualified Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with the Code and relevant regulations. Incentive Stock Options to purchase Common Stock may be granted to such employees of the Company or its Subsidiaries (including any director who is also an employee of the Company or one of its Subsidiaries) as shall be determined by the Committee. Nonqualified Stock Options to purchase Common Stock may be granted to such eligible participants as shall be determined by the Committee. Neither the Company nor any of its Subsidiaries or any of their respective directors, officers or employees, shall be liable to any Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder does not qualify for tax treatment as an Incentive Stock Option under the then-applicable provisions of the Code.
      (c) The Committee shall, in its discretion, establish the exercise price at the time each Option is granted, which in the case of Nonqualified Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, or in the case of grants of Incentive Stock Options, shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant or such greater amount as may be prescribed by the Code.

      (d) Exercise

(1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable grant or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the Date of Grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefore is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee or under the terms of the applicable agreement, by exchanging shares of Common Stock owned by the Optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price.

If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee instructions signed by the Optionee requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

(3) The Company, in its sole discretion, may lend money to an Optionee, guarantee a loan to an Optionee or otherwise assist an Optionee to obtain the cash necessary to exercise all or any portion of an Option granted under the Plan.

(4) The Company shall not be required to issue any fractional shares upon the exercise of any Options granted under this Plan. No Optionee nor an Optionee’s legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until said Option has been exercised and the purchase price of the shares in respect of which the Option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option shall not be exercisable except by the Optionee or by a person who has obtained the Optionee’s rights under the Option by will or under the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined in the Code.
      (e) No Incentive Stock Options shall be exercisable (a) more than five years (or such other period of time as from time-to-time provided in the then-applicable provisions of the Code governing Incentive Stock Options) after the Date of Grant with respect to an Optionee who owns ten percent or more of the outstanding Common Stock (within the meaning of the Code), and (b) more than ten years after the Date of Grant with respect to all other Optionees. No Nonqualified Stock Options shall be exercisable more than ten years after the Date of Grant.
      (f) In no event shall any Option granted to any employee who is classified as “non-exempt” under the Fair Labor Standards Act of 1938 be exercisable less than six months after the Date of Grant, except in the case of death, disability, retirement, a change in control or other circumstances permitted by regulations under the Worker Economic Opportunity Act (“WEOA”). Grants to such non-exempt employees shall not be based on pre-established performance criteria, except as specifically permitted under the WEOA. Non-exempt employees shall be notified of the terms of their Options in accordance with the WEOA, and exercise of such Options must be voluntary.

Section 7.     General Provisions
      (a) The Company and its Subsidiaries shall have the right to deduct from all amounts paid to an Optionee in cash (whether under the Plan or otherwise) any taxes required by law to be withheld in respect of Option exercises under the Plan. However, if permitted by the Committee or under the terms of the applicable agreement, the Optionee may pay all or any portion of the taxes required to be withheld by the Company or its Subsidiaries or paid by the Optionee with respect to such Common Stock by electing to have the Company or its Subsidiaries withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld or paid. The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined. Any such election is irrevocable and subject to disapproval by the Committee. If the Optionee is subject to the provisions of Section 16(b) of the Exchange Act, then any such election shall be subject to the restrictions imposed by applicable rules and regulations.
      (b) Each Option hereunder shall be evidenced in writing, delivered to the Optionee, and shall specify the terms and conditions thereof and any rules applicable thereto, including, but not limited to, the effect on such Option of the death, retirement, disability or other termination of employment of the Optionee and the effect thereon, if any, of a change in control of the Company.
      (c) Unless otherwise provided in the agreement applicable thereto, no Option shall be assignable or transferable except by will or under the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined in the Code, and no right or interest of any Optionee shall be subject to any lien, obligation or liability of the Optionee.
      (d) No person shall have any claim or right to be granted an Option. Further, the Company and its Subsidiaries expressly reserve the right at any time to terminate the employment of an Optionee free from any liability, or any claim under the Plan, except as provided in any agreement entered into with respect to an Option. Neither the Plan nor any Option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of employment or other utilization of his or her services by the Company or by a Subsidiary, nor to interfere in any way with his or her right or that of his or her employer to terminate his or her employment or other services at any time (subject to the terms of any applicable contract). The conditions to apply to the exercise of an Option in the event an Optionee ceases to be employed by the Company or a Subsidiary for any reason shall be determined by the Committee or specified in the written agreement evidencing the Option.
      (e) Subject to the provisions of the applicable Option, no Optionee or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof.
      (f) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.
      (g) The Plan was originally effective on May 6, 2004. No Options may be granted under the Plan after May 6, 2014; however, all previous Options issued that have not expired under their original terms or will not then expire at the time the Plan expires will remain outstanding.
      (h) Restrictions on Issuance of Shares

(1) The Company shall not be obligated to sell or issue any Shares upon the exercise of any Option granted under the Plan unless: (i) the shares pertaining to such Option have been registered under applicable federal and state securities laws or are exempt from such registration; (ii) the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and (iii) in the event the Common Stock has been listed on any exchange, the shares pertaining to such Option have been duly listed on such exchange in accordance with the procedure specified therefor. The Company shall be under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under the Plan. If the shares to be issued upon the exercise of any Option granted under the Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel, satisfactory to it, as the Company may reasonably request.

(2) The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Option granted under the Plan upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.

      (i) The Board of Directors or Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in the applicable agreement.
      (j) The Board of Directors may amend, abandon, suspend or terminate the Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment shall be made without stockholder approval (including an increase in the maximum number of shares of Common Stock in respect of which Options may be made under the Plan) if such stockholder approval is necessary to comply with any tax or regulatory requirement or exchange listing rules, including for these purposes any approval requirement that is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act.
      (k) To preserve an Optionee’s rights under an Option in the event of a change in control of the Company or an Optionee’s separation from employment, the Committee in its discretion may, at the time an Option is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Option, (ii) provide for the purchase of the Option, upon the Optionee’s request, for an amount of cash or other property that could have been received upon the exercise or realization of the Option had the Option been currently exercisable or payable, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the change in control or to prevent the imposition of an excise tax under section 280G(b) of the Code, (iv) cause the Option to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.
AMENDED AND RESTATED as of May 25, 2005.

Zix Corporation

By:

Title:

Date:

A Election of Directors

1. The Board of Directors recommends a vote FOR the election of the nominees listed below:

	For	Withhold		For	Withhold

01 — Michael E. Keane	☐	☐	04 — Antonio R. Sanchez III	☐	☐

02 — James S. Marston	☐	☐	05 — Richard D. Spurr	☐	☐

03 — John A. Ryan	☐	☐	06 — Dr. Ben G. Streetman	☐	☐

B Adoptions

The Board of Directors recommends a vote FOR the following adoptions:

		For	Against	Abstain

2.	Adoption of the proposed Zix Corporation 2005 Stock Compensation Plan.	☐	☐	☐

3.	Adoption of the proposed amendment to the Zix Corporation 2004 Stock Option Plan.	☐	☐	☐

C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: This proxy will be voted in the discretion of the proxy holders on any other business that properly comes before the meeting or any postponement or adjournment thereof, hereby revoking any proxy or proxies given by the undersigned prior to the date hereof.

By executing this proxy, you acknowledge receipt of Zix Corporation’s 2004 Annual Report, Notice of 2005 Annual Meeting of Stockholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof.

Please sign EXACTLY as your name(s) appear(s) on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

■ ■	/	■ ■	/	■ ■ ■ ■

1 U P X          H H H          P P P P                    005061

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS
CITYPLACE CONFERENCE CENTER, LONE STAR ROOM
2711 NORTH HASKELL AVENUE, SECOND FLOOR, DALLAS, TEXAS 75204
9:00 a.m. (Registration at 8:30 a.m.), Central Time, Wednesday, May 25, 2005

The undersigned stockholder of Zix Corporation hereby appoints Richard D. Spurr and Bradley C. Almond, or either of them, as proxies, each with full power of substitution, to vote the shares of the undersigned at the above-stated annual meeting and at any postponement(s) or adjournment(s) thereof.

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed and dated on reverse side.)